Exhibit 99.1

October 14, 2014

Eagle Rock Announces Credit Facility Amendment

HOUSTON - Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ: EROC) announced today that it has amended its five-year senior secured credit facility originally entered into on June 22, 2011 with a syndicate of banks led by Wells Fargo, N.A. as administrative agent, and Bank of America, N.A. and Royal Bank of Scotland plc as co-syndication agents. Current commitments total $320 million, with the ability to increase commitments up to $1.2 billion. The facility matures in October 2019, extended from Eagle Rock’s former senior secured credit facility, as amended, which was scheduled to mature in June 2016. This amendment coincides with the semi-annual redetermination of the borrowing base, and the next redetermination will be April 2015.

The Regency Energy Partners units that the Partnership received as part of its Midstream Business Contribution are not collateralized under the credit facility agreement.

The amended credit agreement is a more traditional reserve-based facility for a pure-play upstream MLP, and includes revised covenants and improved fee pricing, as follows:

•                  Total Leverage Ratio of no greater than 4.0x LTM EBITDA (increases to 4.5x LTM EBITDA for the two periods following an acquisition above $50mm)

•                  Current Ratio of no less than 1.0x

•                  Removal of Senior Secured Leverage Ratio covenant

•                  Removal of Interest Coverage Ratio covenant

•                  Improved fee pricing by 25 basis points on all tranches except the Commitment Fee, which remains relatively the same

“We are pleased with the support shown by our lender group, which includes several institutions continuing long-term relationships with Eagle Rock and others beginning new strategic relationships,” said Bob Haines, the Partnership’s Chief Financial Officer. “The refinancing of our credit facility, together with our strong balance sheet and liquidity position, provides further long-term stability and financial flexibility to Eagle Rock’s capital structure as we continue to focus on our growth strategy.”

About the Partnership

Eagle Rock is a growth-oriented master limited partnership engaged in (a) the exploitation, development, and production of oil and natural gas properties and (b) ancillary gathering, compressing, treating, processing and marketing services with respect to its production of natural gas, natural gas liquids, condensate and crude oil.

Contact:

Eagle Rock Energy Partners, L.P.

Bob Haines, 281-408-1303

Vice President and Interim Chief Financial Officer

Chad Knips, 281-408-1203

Director, Corporate Finance and Investor Relations

Forward-Looking Statements

This news release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership’s hedging activities; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership’s ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the SEC for the year ended December 31, 2013 and the Partnership’s Forms 10-Q filed with the SEC for subsequent quarters, including the Form 10-Q filed for the quarter ended June 30, 2014, as well as any other public filings and press releases.